EXHIBIT 10.15

RELEASE AND CANCELLATION OF INDEBTEDNESS

This Release and Cancellation of Indebtedness (the “Agreement”) is entered into as of March 10, 2008, by and between Tecstar Automotive Group, Inc. (“TAG”), WB Automotive Holdings, Inc. (“WB Holdings”), and Quantum Fuel Systems Technologies Worldwide, Inc. (“Quantum”) (collectively, the “Parties”).

WHEREAS, pursuant to the terms of a Strict Foreclosure Agreement dated January 16, 2008 (“Closing Date”), TAG transferred, conveyed, assigned and surrendered all of its right, title and interest in certain of the Collateral (the “Transferred Collateral”) to WB Holdings in full payment, satisfaction and release of certain indebtedness (“Released Indebtedness”) owed by TAG to WB Holdings (the “Strict Foreclosure Agreement”); and

WHEREAS, excluded from the Released Indebtedness was TAG’s obligations under a certain Promissory Note, dated November 6, 2007 (the “November Term Note”), in the original principal amount of $5,000,000 in favor of WB QT; and

WHEREAS, pursuant to a certain Assignment Agreement dated January 16, 2008, WB QT assigned all of its rights, title and interest in and under the November Term Note to WB Holdings; and

WHEREAS, TAG and WB Holdings have determined that it is in their mutual best interest to cancel the November Term Note; and

WHEREAS, WB Holdings is willing to release TAG from its obligations under the November Term Note and cancel the November Term Note, in accordance with the terms of the Agreement;

NOW THEREFORE, in consideration of the mutual covenants set forth below, it is hereby agreed as follows:

1. Recitals Incorporated. The recitals and prefatory phrases and paragraphs set forth above are hereby incorporated in full, and made a part of, this Agreement.

2. Release and Cancellation of Indebtedness. WB Holdings hereby: (a) releases and forever discharges TAG from all of its obligations under the November Term Note including, without limitation, the obligation to repay the principal and accrued interest thereon and (b) agrees to stamp the November Term Note “CANCELLED” and promptly return the November Term Note to TAG.

3. Release of Liability in Favor of WB Holdings and its Subsidiaries. Effective upon the date hereof, TAG and Quantum hereby (a) irrevocably and unconditionally release and forever discharge WB Holdings, and the direct and indirect subsidiaries of WB Holdings that were acquired by WB Holdings from TAG pursuant to the Strict Foreclosure Agreement (including but not limited to Troy Tooling, LLC, Regency Conversions, LLC, Tecstar Canada Manufacturing Limited, Wheel to Wheel, LLC, Wheel to Wheel Powertrain, LLC, Classic Design Concepts, LLC, Tecstar, L.P., and Powertrain Integration, LLC), and their respective managers, officers, agents, professionals, employees, attorneys, representatives, directors, successors and assigns, and each of them (collectively, the “WB Holdings Releasees”), from any and all intercompany obligations owed by any of the WB Holdings Releasees to TAG or Quantum as of the date of this Release (“Released Claims”) and (b) covenant not to sue any of the WB Holdings Releasees on account of any Released Claims. Notwithstanding anything herein to the contrary, nothing herein shall constitute a waiver of any of the obligations of any of the WB Holdings Releasees under this Agreement or the Strict Foreclosure Agreement.

4. Quantum Representation and Warranty. Quantum represents and warrants that it is unaware of any claims Quantum or any subsidiaries of Quantum have against the WB Holdings Releasees.

5. Entire Agreement. This Agreement represents the final agreement between the Parties with respect to its subject matter, and may not be contradicted by evidence of prior or contemporaneous oral agreements among the parties. There are no oral agreements between the Parties with respect to the subject matter of this Agreement.

6. Successors and Assigns. This Agreement shall: (a) be binding on the Parties and their respective successors and assigns; and (b) inure to the benefit of the Parties and their respective successors and assigns.

7. Governing Law. This Agreement shall be governed by and construed in accordance with the law of the State of Michigan applicable to contracts made and to be performed within such state without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Michigan or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Michigan.

8. Amendment, Waiver. This Agreement may be amended, modified or waived only in a writing signed by both Parties.

9. Good Faith and Consultation with Legal Counsel. This Agreement has been jointly drafted by the Parties and each of the Parties has had access to and the opportunity to consult with independent legal counsel. Each of the Parties acknowledges having read all of the terms of this Agreement and they enter into the Agreement voluntarily and without duress.

10. Severability. In the event that any one or more of the provisions of this Agreement shall be for any reason invalid, illegal or unenforceable in any respect, the invalidity, illegality, or unenforceability shall not affect any other provision of the Agreement and such invalid, illegal or unenforceable provision shall be treated as if it had never been contained herein.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

TECSTAR AUTOMOTIVE GROUP, INC		WB AUTOMOTIVE HOLDINGS, INC.

By:	/s/ Kenneth R. Lombardo	By:	/s/ Jonathon Wood
Its:	Corporate Secretary	Its:	Director and Secretary

QUANTUM FUEL SYSTEMS TECHNOLOGIES
WORLDWIDE, INC.

By:	/s/ W. Brian Olson
Its:	CFO

DETROIT 37289-1 1030865v5 3/4/2008

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